                                                                    EXHIBIT 3(1)

                          CERTIFICATE OF INCORPORATION
                                 OF EORI, INC.

     First: The name of the Corporation is EORI, Inc. (hereinafter sometimes referred to as the "Corporation").

     Second: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19904, in the City of Dover, County of Kent. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     Fourth:

         (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty million (30,000,000), consisting of:

     (1) Five million (5,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock"); and

     (2) Twenty-five million (25,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock").

         (b) The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series to the extent permitted by the Delaware General Corporation Law, as amended, from time to time.

     Fifth: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (a) The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

         (b) The directors shall have the concurrent power with the stockholders to adopt, amend or repeal the Bylaws of the Corporation.

     Sixth: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing provisions of the Article Sixth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Seventh: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

     Eighth: The name and mailing address of the sole incorporator are as follows:

        Name                        Address
        ----                        -------
     J.E. Costelloe       5670 Wilshire Blvd., Ste. 750
                          Los Angeles, CA  90071

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set by hand this 6th day of October, 1994.




     /s/J.E. Costelloe
     -----------------
     J.E. Costelloe, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   EORI, INC.

     It is hereby certified that:

     1. The name of the Corporation (hereinafter called the "Corporation") is EORI, Inc.

     2.  The Corporation has not received any payment for any of its stock.

     3. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

     "First:  The name of the Corporation is Fountain Oil
     Incorporated."

     4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

Signed on November 10, 1994



Attest:                                       /s/Eugene J. Meyers
                                              -------------------
                                                Eugene J. Meyers
                                                   President


/s/Susan E. Palmer
- ------------------
  Susan E. Palmer
     Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                       ELECTROMAGNETIC OIL RECOVERY, INC.
                           (AN OKLAHOMA CORPORATION)
                                      INTO
                           FOUNTAIN OIL INCORPORATED
                            (A DELAWARE CORPORATION)

     In accordance with the provisions of Section 1083 of the Oklahoma General Corporation Act and Section 253 of the Delaware General Corporation Law, it is hereby certified that:

     1. Electromagnetic Oil Recovery, Inc. ("EORI") is a corporation of the State of Oklahoma, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

     2. EORI, as the owner of all of the outstanding shares of the capital stock of Fountain Oil Incorporated, a Delaware corporation ("Fountain Oil"), hereby mergers itself into Fountain Oil, which shall be the surviving corporation.

     3. Attached hereto as Exhibit A and incorporated herein by reference is a copy of the resolutions duly adopted by the Board of Directors of EORI as of November 17, 1994, approving the merger of EORI into Fountain Oil.

     4. The merger of EORI into Fountain Oil has been approved by a majority of the outstanding shares of common stock of EORI entitled to vote thereon at a meeting thereof duly called and held after 20 days notice of the purpose of the meeting mailed to each such shareholder at his address as it appears on the records of EORI. The proposed merger has been adopted, approved, certified, executed and acknowledged by EORI in accordance with the laws of the State of Oklahoma.

     5. Fountain Oil hereby agrees that it may be served with process in the State of Oklahoma in any proceeding for enforcement of any obligation of any constituent corporation of the State of Oklahoma, as well as for enforcement of any obligation of Fountain Oil arising from the merger including, if applicable, any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of Section 1019 of the Oklahoma General Corporation Act.

     6. Fountain Oil hereby irrevocably appoints the Secretary of State of the State of Oklahoma as its agent to accept service of process in any such suit or other proceedings and a copy of such process may be mailed by the Secretary of State to the following address:

     Corporate Secretary
     Fountain Oil Incorporated
     1023 West 23rd Street
     Tulsa, Oklahoma  74107-2819

     IN WITNESS WHEREOF, each of EORI, the parent corporation, and Fountain Oil, the surviving subsidiary corporation, has executed this Certificate of Ownership and Merger this 15th day of December, 1994.


                                    ELECTROMAGNETIC OIL RECOVERY, INC.


                                    By:  /s/Eugene J. Meyers
                                         --------------------------
                                            Eugene J. Meyers
                                            Chairman of the Board

Attest:


/s/Susan E. Palmer
- ----------------------------
Susan E. Palmer, Secretary


                                    FOUNTAIN OIL INCORPORATED


                                    By:  /s/Eugene J. Meyers
                                         --------------------------
                                            Eugene J. Meyers
                                            Chairman of the Board


Attest:


/s/Susan E. Palmer
- ------------------
Susan E. Palmer, Secretary

                                   EXHIBIT A
                                       TO
                      CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
               ELECTROMAGNETIC OIL RECOVERY, INC. (THE "COMPANY")
                                      INTO
                           FOUNTAIN OIL INCORPORATED



     NOW, THEREFORE, BE IT RESOLVED, that the Company establish a Delaware corporation under the name Fountain Oil Incorporated ("Fountain") as a wholly owned subsidiary in order to facilitate the Company's reincorporation in the State of Delaware;

     RESOLVED FURTHER, that the Company be merged with and into Fountain, that Fountain shall be the surviving corporation and that the separate corporate existence of the Company shall cease and the corporate existence of Fountain, as governed by Delaware law, shall continue unimpaired and unaffected by the merger.

     RESOLVED FURTHER, that on the effective date of the merger, the shares of Fountain Common Stock theretofore issued and outstanding shall be retired and canceled;

     RESOLVED FURTHER, that on the effective date of the merger, each twenty-five (25) shares of the Company's Common Stock issued and outstanding shall be converted by reason of the merger and without any action on the part of the holders thereof into and become one (1) fully paid and nonassessable share of Fountain Common Stock. No fractional shares shall be issued pursuant to the merger. Each shareholder who would otherwise be entitled to receive a fractional share shall receive, in lieu thereof, a cash payment equal to such fraction multiplied by twenty-five (25) times the average of the low bid and high asked prices for the Company's Common Stock as reported on the NASDAQ OTC Electronic Bulletin Board for the twenty (20) consecutive trading days ending with the last trading day preceding the merger. The shares of the Company's Common Stock so converted shall cease to exist as such and shall exist only as shares of Fountain Common Stock and, where applicable, the right to receive payment in lieu of fractional shares.

     RESOLVED FURTHER, that on and after the effective day of the merger, all of the outstanding certificates which prior to that time represented shares of the Common Stock of the Company shall be deemed for all purposes to evidence ownership of and to and to represent the shares of Fountain into which the shares of the Company represented by such certificates have been converted; provided, however, that each outstanding stock certificate held by a shareholder who holds fewer than twenty-five (25) shares of the Company's Common Stock shall be deemed for all purposes to represent the amount of cash to which the holder is entitled for payment of fractional shares.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FOUNTAIN OIL INCORPORATED



     It is hereby certified that:

     1.  The name of this corporation is Fountain Oil Incorporated.

     2. Paragraph (a) of Article Fourth of this corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

         "(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-five million (55,000,000), consisting of:

     (1) Five million (5,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock"); and

     (2) Fifty million (50,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock").

     3. The foregoing amendment of the Certificate of Incorporation of this corporation was duly adopted by the Board of Directors and stockholders of this corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     Executed this 19th day of February, 1996.


Attest:                             /s/Gary J. Plisga
                                   -----------------
                                   Gary J. Plisga
                                   Executive Vice President, Americas


/s/Susan E. Palmer
- ------------------
Susan E. Palmer
Secretary